Exhibit 99.1
News Release

Community Healthcare Trust Incorporated Announces Key Leadership Change

FRANKLIN, Tenn., May 6, 2025 /PRNewswire/ -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the “Company”) today announced a key leadership change to extend the Company’s operational momentum and increase focus on portfolio leasing, management, and investment. Mark E. Kearns will become the Senior Vice President of Asset Management, succeeding Timothy L. Meyer, Executive Vice President, Asset Management, who will depart the Company. Mr. Kearns will join the Company on May 12, 2025, and Mr. Meyer will remain with the Company through May 31, 2025, to assist with the transition.

David H. Dupuy, the Company’s Chief Executive Officer, said, “On behalf of the Company, I want to thank Tim for his dedicated service to CHCT, and we wish him all the best in his future endeavors.” Mr. Dupuy continued, “I am excited to welcome Mark as our Senior Vice President of Asset Management. Mark has over 25 years of healthcare real estate experience, including leasing and managing medical outpatient properties, and I am confident that he is an excellent choice for this role. I look forward to working with Mark.”

Mr. Kearns served as Vice President of Leasing at Welltower from 2022 to 2024. In his role, he was responsible for client relationship management, asset strategies, capital deployment, portfolio occupancy growth, and financial metrics of Welltower's outpatient medical portfolio. Prior to Welltower, Mr. Kearns served as Senior Director at Healthpeak from 2018 to 2022 and Director at Healthpeak from 2015 to 2018, where he was responsible for the leasing strategies and financial well-being of an expansive nationwide portfolio. Mr. Kearns started his career in 1998 in ground-up outpatient medical development with DASCO (later Lend Lease), where his responsibilities included leasing, development oversight, portfolio management, and new business development. Mr. Kearns holds a Bachelor of Science from Palm Beach Atlantic University.

About Community Healthcare Trust Incorporated

Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in our target sub-markets throughout the United States.

Cautionary Note Regarding Forward-Looking Statements

In addition to the historical information contained within, the matters discussed in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believes”, “expects”, “may”, “will,” “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, “anticipates” or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of Community Healthcare Trust Incorporated (the "Company"). Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock, changes in the Company’s business strategy, availability, terms and deployment of capital, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, changes in governmental regulations, the degree and nature of the Company’s competition, the ability to consummate acquisitions under contract, catastrophic or extreme weather and other natural events and the physical effects of climate change, the occurrence of cyber incidents, effects on global and national markets as well as businesses resulting from increased inflation, changes in interest rates, supply chain disruptions, labor conditions, tariffs and global trade tensions, and/or the conflicts in Ukraine and the Middle East, and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company’s other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this press release and undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

CONTACT David H. Dupuy, 615-771-3052

SOURCE Community Healthcare Trust Incorporated